As filed with the Securities and Exchange Commission on December 20, 1996
                                      Registration No. 333-________________
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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                         ---------------

                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                         ---------------

                           CYGNUS, INC.
        (Exact name of issuer as specified in its charter)

        DELAWARE                                      94-2978092
(State or other jurisdiction               (IRS Employer Identification No.)
of incorporation or organization)

       400 PENOBSCOT DRIVE, REDWOOD CITY, CALIFORNIA 94063
      (Address of principal executive offices)    (Zip Code)

                          ---------------

                           CYGNUS, INC.
                1994 STOCK OPTION/STOCK AWARD PLAN
                1991 EMPLOYEE STOCK PURCHASE PLAN
                    (FULL TITLE OF THE PLANS)

                        GREGORY B. LAWLESS
              CHIEF EXECUTIVE OFFICER AND PRESIDENT
                           CYGNUS, INC.
       400 PENOBSCOT DRIVE, REDWOOD CITY, CALIFORNIA 94063
             (Name and address of agent for service)
                          (415) 369-4300
  (Telephone number, including area code, of agent for service)

                         ---------------

                 CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
                                                                  Proposed       Proposed
    Title of                                                       Maximum        Maximum
   Securities                         Amount        Offering      Aggregate      Amount of
      to be                           to be           Price        Offering     Registration
   Registered                      Registered(1)   per Share(2)    Price(2)         Fee
   ----------                      -------------   ------------   ----------    ------------
1994 STOCK OPTION/AWARD PLAN

Options to Purchase Common Stock     1,500,000         N/A            N/A            N/A

Common Stock                         1,500,000         $14.25      $21,375,000    $6,477.27

AMENDED 1991 EMPLOYEE STOCK PURCHASE PLAN

Common Stock                           200,000         $14.25       $2,850,000      $863.64

                                                         Aggregate Filing Fee:    $7,341.00
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1994 Stock Option/Award Plan and the Amended 1991 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Common Stock Of Cygnus, Inc. on December 18, 1996, as reported by the Nasdaq National Market.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Cygnus, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the
"Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act").

         (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996, and September 30, 1996, filed with the Commission on May 14, 1996, August 14, 1996 and November 13, 1996, respectively.

         (c) The Registrant's Registration Statement No. 0-18962 on Form 8-A filed with the Commission on October 29, 1993, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

         Not Applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.



                                    II-1.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "Delaware Law") and Article VI of the Registrant's Bylaws (the "Bylaws"), provide for the indemnification of directors, officers, employees and other agents under certain circumstances. The Bylaws require the Company to indemnify each of its officers and directors to the maximum extent permitted by the Delaware Law against certain expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Registrant. In addition, the Bylaws grant the Registrant the power to indemnify its employees and agents under certain circumstances to the fullest extent permitted by Delaware Law against certain expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Registrant.

         Section 145 of the Delaware Law and Article Four of the Registrant's Certificate of Incorporation (the "Certificate") provide for the indemnification, subject to certain limitations, of directors and officers for breach of their duty to the Registrant and its stockholders. The Certificate provides for indemnification to the fullest extent permitted by Delaware Law.

         The Registrant maintains directors' and officers' liability insurance policies insuring the Registrant's directors and officers against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Registrant under certain circumstances, in the event that indemnification payments are made by the Registrant to such directors and officers.

         The Registrant has entered into indemnification agreements with its officers and directors, pursuant to which the Registrant is obligated to indemnify each officer and director against certain claims and expenses for which the officer or director might be held liable.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS

Exhibit
 Number    Exhibit
--------   -------

  4.0 Instruments Defining Rights of Shareholders. Reference is made to Registrant's Registration Statement No. 0-18225 on Form 8-A which is incorporated herein by reference pursuant to Item 3(c).
  5.0      Opinion of Brobeck, Phleger & Harrison LLP.
 23.1      Consent of Ernst & Young LLP, Independent Auditors.
 23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in
           Exhibit 5.
 24.0 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
 99.1      1994 Stock Option/Award Plan.
 99.2      Amended 1991 Employee Stock Purchase Plan.



                                   II-2.

Item 9.   UNDERTAKINGS

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Cygnus, Inc. 1994 Stock Option/Award Plan and/or Amended 1991 Employee Stock Purchase Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in
Item 6 or otherwise, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                       SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 12th day of December, 1996.

                                  CYGNUS, INC.

                                  By /s/ Gregory B. Lawless
                                     -------------------------------------
                                     Gregory B. Lawless
                                     Chief Executive Officer and President



KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory B. Lawless and John C. Hodgman and each of them acting individually, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signatures                  Title                                Date
----------                  -----                                -----
/s/ Gregory B. Lawless      Chief Executive Officer,             December 12, 1996
--------------------------  President and Director (Principal
Gregory B. Lawless          Executive Officer)


/s/ John C. Hodgman         Vice President, Finance and          December 12, 1996
--------------------------  and Chief Financial Officer
John C. Hodgman             (Principal Financial and Accounting
                            Officer)


/s/ Gary W. Cleary          Chairman of the Board                December 12, 1996
--------------------------  and Director
Gary W. Cleary



                                  II-2.

Signatures                  Title                                Date
----------                  -----                                -----

/s/ Frank T. Cary
--------------------------  Director                             December 12 , 1996
Frank T. Cary


/s/ Andre F. Marion
--------------------------  Director                             December 12, 1996
Andre F. Marion


/s/ Richard G. Rogers
--------------------------  Director                             December 12, 1996
Richard G. Rogers


/s/ Walter B. Wriston
--------------------------  Director                             December 12, 1996
Walter B. Wriston


                                     II-3.

                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                             EXHIBITS

                                TO

                             FORM S-8

                              UNDER

                      SECURITIES ACT OF 1933


                           CYGNUS, INC.





                                II-4.

                          EXHIBIT INDEX



 Exhibit
 Number    Exhibit
 ------    -------

  4.0 Instruments Defining Rights of Shareholders. Reference is made to Registrant's Registration Statement No. 0-18225 on Form 8-A which is incorporated herein by reference pursuant to Item 3(c).
  5.0      Opinion of Brobeck, Phleger & Harrison LLP.
 23.1      Consent of Ernst & Young LLP, Independent Auditors.
 23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in
           Exhibit 5.
 24.0 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
 99.1      1994 Stock Option/Award Plan.
 99.2      Amended 1991 Employee Stock Purchase Plan.